Exhibit 99.1

4129 NORTH PORT WASHINGTON AVENUE, MILWAUKEE, WI 53212  /  414 964-5000  /  WWW.KOSS.COM

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
January 11, 2010		President & CEO
(414) 964-5000
mjkoss@koss.com

Koss Corporation Releases Preliminary Data on Investigation

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, announced preliminary and unaudited estimates of the unauthorized transactions by its former Vice President of Finance and Secretary, Sujata Sachdeva.  Ms. Sachdeva’s employment was terminated in December 2009.

The Company’s internal investigation is being conducted by an independent committee of the Board of Directors with the assistance of the committee’s independent counsel and forensic accountants and is continuing.  Although the investigation indicates that some unauthorized transactions occurred prior to fiscal year 2005, Koss’s investigation is focused on the fiscal years including and since June 30, 2005 and on the current year.  The preliminary and unaudited estimates of the total amounts of unauthorized transactions identified from fiscal year 2005 to the present are as follows:

FY 2005:        $2,195,477

FY 2006:        $2,227,669

FY 2007:        $3,160,310

FY 2008:        $5,040,968

FY 2009:        $8,485,937

Q1 FY 2010:     $5,326,305

Q2 FY 2010:     $4,917,005

The company previously reported pre-tax income for fiscal years 2007 and through Q1 2010 (September 30, 2009) as follows:

FY 2007:        $8,344,715

FY 2008:        $7,410,569

FY 2009:        $2,887,730

Q1 2010:        $928,491

Koss anticipates restating its financial statements, at least, for fiscal years 2008 and 2009, and the first quarter of fiscal year 2010 ending September 30, 2009.  The investigation has not yet confirmed the extent to which the unauthorized transactions were charged to the Company’s income statements for the applicable periods.  To the extent that additional amounts are charged to the income statements to reflect the unauthorized transactions, the Company will apply the effective tax rates for the applicable periods and seek tax refunds for excess amounts previously paid.  The Company also expects to recover significant amounts through the recovery and sale of merchandise that was purchased as part of the unauthorized transactions, the recovery of other assets, insurance proceeds, and potential claims against third parties.  The Company is informed that at least 22,000 items — including high-end women’s clothing, shoes, handbags, and jewelry — have been seized by law enforcement authorities.

Koss Corporation markets a complete line of high-fidelity stereophone, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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